UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 27, 2014

THERMOGENESIS CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-82900	94-3018487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Citrus Road
Rancho Cordova, California  95742
(Address and telephone number of principal executive offices) (Zip Code)

(916) 858-5100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
[Missing Graphic Reference]

Item 1.01 Entry into a Material Definitive Agreement.

On January 27, 2014, ThermoGenesis Corp. (“Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Institutional Investors (“Purchasers”) and other definitive agreements in connection with a private placement of common stock of company (the “Common Stock”) and Warrants to purchase Common Stock of the Company (the “Warrants”). Upon the closing of this financing, the Company will receive gross proceeds of approximately $6.67 million resulting from the issuance and sale of approximately 3.33 million shares of Common Stock at a price per share of $2.00 and the Purchasers will also receive Warrants to purchase up to approximately 1.66 million shares of Common Stock at an exercise price of $2.81 per share (the “Financing”). The Warrants are non-exercisable for six months after the closing of the Financing and have a term of 5 years.  Company intends to use the aggregate net proceeds of the financing primarily for general corporate purposes, as well as for the continued advancement of its pipeline of clinical trials within the cardiovascular and orthopedic markets.  The Financing closed on January 30, 2014.

In connection with the Financing, Company entered into a registration rights agreement (“Registration Agreement”) pursuant to which Company will file a resale registration statement for the Common Stock and Common Stock underlying the Warrants within 30 days. In connection with the Financing, our officers and directors, and the principals of TotipotentRX, entered into lock-up agreements pursuant to which they will not offer, sell or dispose of their common stock and common stock equivalent securities for approximately the next 90 days.

The foregoing summary of the terms and conditions of the Purchase Agreement, Registration Agreement, Form of Warrant, and Lock-up do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, attached as Exhibit 10.1 hereto, the Registration Agreement, attached as Exhibit 10.2 hereto, the Form of Warrant, attached as Exhibit 10.3, and the Form of Lock-up Agreement, attached as Exhibit 10.4, all of which are hereby incorporated herein by reference.

Cautionary Statement

A copy of the agreements have been attached as exhibits to this Report on Form 8-K to provide investors with information regarding its terms. Except for its status as a legal document governing the contractual rights among the Company in relation to the transactions described in this Item 1.01, the agreements are not intended to be a source of factual business or operational information about the Company.

Item 3.02 Recent Sales of Unregistered Securities

See Item 1.01 above, which disclosures are incorporated herein by reference. The issuance of Common Shares and Warrants were completed in accordance with the exemption provided by Rule 506 of Regulation D of the Securities Act of 1933 and/or Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Each of the Purchasers represented that it is an accredited investor, as defined in Rule 501 of Regulation D, and that it was acquiring the securities for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act.

Item 8.01 Other Events

On January 27, 2014, the Company issued a press release announcing the Company’s private placement of Common Stock and Warrants, as described above in Item 1.01. The full text of the press release is set forth as Exhibit 99.1 attached to this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Form of Securities Purchase Agreement between Company and Purchasers named therein

10.2	Form of Registration Rights Agreement between Company and Purchasers named therein

10.3	Form of Warrant

10.4	Form of Lock-up Agreement

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOGENESIS CORP.,
a Delaware Corporation

Dated: January 30, 2014	/s/ Dan T. Bessey
Dan T. Bessey,
Chief Financial Officer